UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

GRYPHON GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hasting Street, Suite 711

Vancouver, BC V6B 1N2

(Address of principal executive offices) (Zip Code)

(604) 261-2229

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2010, the Registrant executed a binding Letter of Intent (“LOI”) pursuant to which the Registrant has agreed to grant Sage Gold Inc. (“Sage”) the right to earn a 50% undivided interest in the Registrant’s Borealis gold project (“Borealis Project”) located in the Walker Lane Mineral Belt of Southwest Nevada.

Under the terms of the LOI, Sage has the option to earn an undivided 50% interest in the Borealis Project. The option exercise terms are set forth below:

•

Sage made a US$100,000 cash payment to the Registrant concurrent with the execution of the LOI. The payment is non-refundable unless the Registrant chooses not to execute and deliver the definitive option agreement on or before March 5, 2010, provided Sage has acted in good faith in negotiating the definitive option agreement and has otherwise satisfied the conditions precedent for the Registrant to enter into the definitive option agreement. If the repayment condition is triggered, the Registrant will repay the deposit through the issuance of shares of common stock of the Registrant based on the 30 day volume weighted closing price of the common stock the triggering date, subject to approval of the Toronto Stock Exchange (“TSX”).

•

Sage will agree to invest US$400,000 in a private placement in the Registrant’s units by April 16, 2010. Each unit consisting of one share of common stock of the Registrant and one half of a share purchase warrant at an issue price equal to a 5% premium to the 30 day volume weighted closing price of the common stock of the Registrant ending on the day immediately prior the subscription date, but not less than Cdn$0.18 per unit, subject to TSX approval.

•

Sage and the Registrant will act in good faith to enter into a definitive option agreement on or before March 5, 2010, subject to regulatory and other approvals and normal terms and conditions and the outcome of due diligence by each party.

•

The option agreement will provide for an option period through December 31, 2010, which may be extended for a period of up to six months, and provide for a Borealis project team to advance the Borealis Project during the option period.

•

Sage and the Registrant will jointly fund the approved expenditures during the option period, subject to certain exceptions and adjustments. If Sage fails to fund its portion of the expenditures, the Registrant will have the option to terminate the option agreement, subject to an applicable cure period.

•

Sage and the Registrant will negotiate a joint venture agreement in good faith by June 15, 2010, to be entered into if Sage elects to exercise its option to acquire its 50% participating interest. The joint venture agreement will contain the following terms and conditions:

o

Sage and the Registrant will each appoint one half of the members of the board or other group having oversight responsibility for the joint venture and the Board shall be responsible for the selection and appointment of management of the joint venture;

o

Each party will agree to make capital contributions to the joint venture on an equal basis in accordance with the parties’ respective initial 50/50 participating Interests, subject to dilution for failure to meet cash calls on terms to agreed in the option agreement;

o	Sage shall undertake to make the additional reserve payments (as detailed below); and
o	The joint venture agreement is anticipated to be consistent with Rocky Mountain Law Foundation principles for joint ventures of similar size, nature, scope and projects.
•

Sage will invest US$9,000,000 as and by way of a capital contribution to the joint venture if Sage elects to exercise its option to acquire its 50% participating interest, such capital contribution to be made on or before the earlier of (A) any time prior to the termination of the option period or, (B) within sixty (60) days after receipt by the parties (or as soon thereafter as is practicable for Sage using its best efforts) of a binding commitment letter for the remainder of the project financing for the Borealis project on terms acceptable to the parties, acting reasonably.

•	Sage (together with the Registrant) will arrange project financing.

•	Sage will issue to the Registrant common shares of Sage with a value equal to US$1,000,000, subject to TSX Venture Exchange approval or, will make the payment in cash upon exercise of the option.

•

Upon the classification of an additional 100,000 ounces of gold Reserves as Proven and Probable, Sage will pay the Registrant a cash payment of US$1,000,000, and up to an additional US$1,000,000 for up to an additional 100,000 ounces of gold Reserves classified as Proven and Probable (maximum US$2,000,000).

•

Advisory fees related to this transaction payable by Sage of 2,000,000 Sage common shares and 2,000,000 two-year warrants exercisable to purchase Sage shares at $0.06 per share subject to regulatory approval.

The transaction is subject to due diligence, receipt of requisite approvals including the approval of the Toronto Stock Exchange with respect to the Registrant and the TSX Venture Exchange with respect to Sage and the execution and delivery of a definitive option agreement.

The LOI can be terminated by either party upon a change in control (as defined in the LOI) in the other party, or a material default to creditors that would constitute a material adverse event (as defined in the LOI) in the other party. In the event of a termination by one party of the LOI or option agreement as a result of a change in control of the other party, the other party agrees to pay to the terminating party, as liquidated damages and not as a penalty, an amount equal to $1.0 million plus expenditures funded by Sage on the closing of such change in control transaction. Each party may terminate the LOI upon exercising a due diligence out (as detailed in the LOI).

The above is a summary of the material terms of the LOI and is qualified in its entirety by the actual terms and provisions of the LOI, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 24, 2010, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the execution of a binding letter of intent with Sage Gold Inc. pursuant to which the Registrant has agreed to grant Sage the right to earn a 50% undivided interest in the Registrant’s Borealis gold project. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Exhibits.

Exhibit	Description
99.1	Press Release dated February 24, 2010*
99.2	Letter of Intent between the Registrant and Sage Gold, Inc.

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: February 25, 2010	By: /s/ R. William Wilson R. William Wilson Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 24, 2010*
99.2	Letter of Intent between the Registrant and Sage Gold, Inc.

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.